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                                                                    EXHIBIT 99.2

                                 CHARTER FOR THE

                             COMPENSATION COMMITTEE

                            OF THE BOARD OF DIRECTORS

                                       OF

                                 CELERITEK, INC.

            (as adopted by the Board of Directors on March 27, 2003)



PURPOSE:

The purpose of the Compensation Committee of the Board of Directors (the "Board") of Celeritek, Inc. (the "Company") shall be to discharge the Board's responsibilities relating to compensation of the Company's executive officers. The Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company.

The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement.

STATEMENT OF POLICY:

The philosophy of the Compensation Committee is to provide compensation to the Company's executive officers in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, and to promote the success of the Company's business.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

The Compensation Committee will be appointed by and will serve at the discretion of the Board. The Compensation Committee shall consist of at least two members. The members of the Compensation Committee shall meet (i) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, (ii) the outside director definition of
Section 162(m) of the Internal Revenue Code of 1986, as amended and (iii) the definition of independence as set forth in the applicable Nasdaq rules.

The members of the Compensation Committee will be appointed by the Board after receiving the recommendation of the Corporate Governance and Nominating Committee. Compensation Committee members will serve at the discretion of the Board.


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COMMITTEE RESPONSIBILITIES AND AUTHORITY:

The responsibilities of the Compensation Committee include the following:

- The Compensation Committee shall review and approve for the CEO and the other executive officers of the Company (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/ provisions, and (e) any other benefits, compensation or arrangements. Equity compensation arrangements involving executive officers that are "reporting persons" for purposes of Section 16 of the Exchange Act shall be reviewed and approved by the Compensation Committee to ensure compliance with the provisions of SEC Rule 16b-3.

- The Compensation Committee may make recommendations to the board with respect to incentive compensation plans.

- The Compensation Committee may grant options to purchase the Company's common stock pursuant to the Company's equity compensation plans.

- The Compensation Committee may form and delegate authority to subcommittees when appropriate.

- The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

-     The Compensation Committee shall annually review its own  performance.

- The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or other executive officer compensation and shall have sole authority to approve the consultant's fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

In performing its responsibilities, the Compensation Committee shall have the authority to hire and obtain advice, reports or opinions from internal or external counsel and expert advisors.

MEETINGS:

The Compensation Committee will meet at least once each year. The Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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REPORTS:

In addition to preparing the report in the Company's proxy statement in accordance with the rules and regulations of the SEC, the Compensation Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Compensation Committee's charter.

COMPENSATION:

Members of the Compensation Committee shall receive such fees, if any, for their service as Compensation Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers and per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Compensation Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

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